Exhibit 99.1
FireEye, Inc. Announces Pricing of $525.0 Million Convertible Notes Offering
MILPITAS, Calif. - May 21, 2018 - FireEye, Inc. (NASDAQ: FEYE) today announced the pricing of $525.0 million aggregate principal amount of 0.875% convertible senior notes due 2024 (the “notes”), in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). FireEye also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $75.0 million aggregate principal amount of the notes.
The sale of the notes to the initial purchasers is expected to settle on May 24, 2018, subject to customary closing conditions, and is expected to result in approximately $511.2 million in net proceeds to FireEye (or $584.3 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discount and estimated offering expenses payable by FireEye.
The notes will be senior, unsecured obligations of FireEye. The notes will bear interest at a rate of 0.875% per year. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2018. The notes will mature on June 1, 2024, unless earlier repurchased, redeemed or converted.
FireEye expects to use approximately $57.1 million of the net proceeds of the offering of the notes to pay the cost of capped call transactions described below and to use the remaining proceeds of the offering to repurchase, in separate, privately negotiated transactions, approximately $340.2 million in principal amount of FireEye’s 1.000% Convertible Senior Notes due 2035 (the “1.000% Notes”) concurrently with this offering and for general corporate purposes, including capital expenditures, investments, working capital, retirement of debt securities and potential acquisitions and strategic transactions. FireEye has no definitive agreements with respect to any such acquisitions or transactions at this time.
FireEye expects that holders of the 1.000% Notes that sell their 1.000% Notes to FireEye may enter into and/or unwind various derivative transactions with respect to shares of FireEye’s common stock and/or purchase or sell shares of FireEye’s common stock in the market to hedge their exposure in connection with these transactions. In particular, FireEye expects that many of the holders with whom we negotiate the repurchase of the 1.000% Notes employ a convertible arbitrage strategy with respect to the 1.000% Notes and have a short position with respect to FireEye’s common stock that they would close, through the entry into and/or unwinding of various derivative transactions with respect to shares of FireEye’s common stock and/or purchases of FireEye’s common stock or other securities of FireEye (including the notes, in which case such a holder that employs a convertible arbitrage strategy may additionally sell shares of FireEye’s common stock in connection with such transactions), in connection with FireEye’s repurchase of their 1.000% Notes. This activity could increase (or reduce the size of any decrease in) the market price of FireEye’s common stock or the notes at that time (and any such sale activity could decrease (or reduce the size of any increase in) the market price of FireEye’s common stock or the notes at that time).
The initial conversion rate for the notes is 43.1667 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $23.17 per share). Conversions of the notes will be settled in cash, shares of FireEye’s common stock or a combination thereof, at FireEye’s election. The last reported sale price of FireEye’s common stock on May 21, 2018 was $17.16 per share.

Prior to the close of business on the business day immediately preceding March 1, 2024, the notes will be convertible at the option of the note holders only upon the satisfaction of specified conditions and during certain periods.
During the period from, and including, March 1, 2024 to the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of these conditions.
Holders may require FireEye to repurchase their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date.
FireEye may not redeem the notes prior to June 5, 2021. On or after June 5, 2021, FireEye may redeem for cash all or part of the notes if the last reported sale price of FireEye’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period (including the last trading day of such period) ending not more than three trading days prior to the date on which FireEye provides notice of redemption. The redemption price for the notes will equal the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
In connection with certain corporate events or if FireEye issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for noteholders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.
In connection with the pricing of the notes, FireEye entered into capped call transactions (the “capped call transactions”) with the initial purchasers and/or their respective affiliates (the “hedge counterparties”). The capped call transactions are expected generally to reduce the potential dilution to FireEye’s common stock upon any conversion of notes and/or offset the cash payments FireEye is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price of FireEye’s common stock is greater than the strike price, which initially corresponds to the initial conversion price of the notes, and lower than the cap price of the capped call transactions. The cap price of the capped call transactions will initially be $34.32 per share, which represents a premium of 100% over the last reported sale price of FireEye’s common stock of $17.16 per share on May 21, 2018, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, FireEye intends to enter into additional capped call transactions with the hedge counterparties.
FireEye expects that, in connection with establishing their initial hedge of the capped call transactions, the hedge counterparties will purchase shares of FireEye’s common stock and/or enter into various derivative transactions with respect to FireEye’s common stock concurrently with, or shortly after, the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of FireEye’s common stock or the notes at that time. In addition, FireEye expects that the hedge counterparties may modify their hedge positions by entering into or unwinding derivative transactions with respect to FireEye’s common stock and/or by purchasing or selling shares of FireEye’s common stock or other securities of FireEye in secondary market transactions following the pricing of the notes and prior to maturity of the notes (and are likely to do so on each exercise date of the capped call transaction, which may occur during any observation period related to a conversion of the notes, and are scheduled to occur during any observation period relating to any conversion of the notes on or after March 1, 2024). This activity could also cause or avoid an increase or a decrease in the market price of FireEye’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes. The capped call transactions have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.
The effect, if any, of any of these transactions and activities on the market price of FireEye’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could also cause or avoid an increase or a decrease in the market price of FireEye’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that holders of such series of notes will receive upon conversion of the notes.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The offer and sale of the notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and, unless the notes and any such shares are so registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Media contact:

Dan Wire
FireEye, Inc.
415-895-2101
dan.wire@fireeye.com

Investor contact:

Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com